EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2005 relating to the financial statements of Liz Claiborne, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Liz Claiborne, Inc. for the year ended January 1, 2005.

/s/ Deloitte & Touche LLP

New York, New York

December 13, 2005